Exhibit 10.8

                         LOCKHART CARIBBEAN CORPORATION
                           DIVIDEND REINVESTMENT PLAN

         LOCKHART CARIBBEAN CORPORATION, a corporation duly organized and existing under and by virtue of the General Corporation Law of the Virgin Islands (the "Company"), pursuant to its Amended and Restated Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

         1. Reinvestment of Distributions. ____________________, the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of Class A Common Stock of the Company (the "Shares") and Class B Common Stock owned by each Participant (collectively, the "Distribution"). The Reinvestment Agent will apply such Distributions as follows:

                  (a) Prior to the termination of the public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the initial public offering price per Share. Selling Commissions equal to ___% of the total amount raised from sale of the Shares will be paid to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchase.

                  (b) After termination of the public offering of Shares, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from each such property and a review of the fair market value of the Company's undeveloped properties. In addition, following consummation of the acquisition by the Company of Premium Finance Company of the V.I., Inc. ("PFC"), the fair market value of PFC's operations will be taken into account in determining the price per share. Until the Shares are listed on a national securities exchange or quoted on an automated quotation system ("Listing"), the capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan will be determined by the Board of Directors of the Company (the "Board") in its sole discretion. The factors that the Board will use to determine the capitalization rate include (i) an examination of the conditions in the market; and (ii) capitalization rates in use by private appraisers, to the extent that the Board deems such factors appropriate, as well as any other

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         factors  that the Board  deems  relevant or  appropriate  in making its determination. The Company's internal accountants then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing the Shares on a national securities exchange or over-the-counter market, the Reinvestment Agent may purchase Shares either through such market or directly from the
         Company   pursuant  to  a  registration   statement   relating  to  the
         Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent. Notwithstanding the foregoing, the Board of Directors is authorized to add a feature to the Reinvestment Plan that provides for reinvestment purchases at a discount of not more than 5% from the public offering price or fair market value, as the case may be, which takes into consideration the savings to the Company of the expenses of raising capital and the need for an incentive to stockholders to participate in the Reinvestment Plan. The addition of a discount feature to the Reinvestment Plan shall be approved by a majority of the Independent Directors of the Board.

                  (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to

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         the Reinvestment Plan shall be reflected on the books of the
         Company.

                  (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in [name of bank, location] or in another commercial bank approved by the Company which has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

                  (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, which may be computed to as many as four decimal places.

                  (f)  Distributions  attributable to Shares purchased on behalf
         of  the  Participants   pursuant  to  the  Reinvestment  Plan  will  be
         reinvested in additional Shares in accordance with the terms hereof.

                  (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 6 below.

         2.       Election to Participate.

                  (a) Holders of Class B Common Stock identified on Schedule A attached hereto are Participants in the Reinvestment. Any other holder of Class B Common Stock may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.

                  (b) Any stockholder who participates in the public offering of Shares and who has received a copy of the final prospectus included in the Company's registration statement on Form S-11 filed with the SEC may elect to participate in and purchase Shares through the
         Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in the public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely

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         to the Reinvestment  Plan.  Participation in the Reinvestment Plan will
         commence  with  the  next   Distribution  made  after  receipt  of  the
         Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may be) in which the
         stockholder   makes  such  written   election  to  participate  in  the
         Reinvestment Plan and to all fiscal quarters or months thereafter.

         3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

         4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

         5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to

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the time and the  prices  at  which  Shares  are  purchased  for a  Participant.
Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been
advised  that  in  the  opinion  of  certain  state  securities   commissioners,
indemnification is also considered contrary to public policy and therefore unenforceable.

         6. Reports to Participants and Administrative Charges. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, any optional cash payments made during the quarter, the aggregate number of Shares purchased during the quarter with Distributions and any optional cash payments, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that he is required to notify the President of the Company, John P. deJongh, Jr., in the event that there is any material change in his or her financial condition or if any representation under the Subscription Agreement becomes inaccurate. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent, provided that the Board reserves its right, in its sole discretion, to amend the Reinvestment Plan to impose an administrative charge on the Participants, if the Board deems it necessary or appropriate.

         7. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

         8. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

         9.       Termination.

                  (a) A Participant may terminate his participation in the Reinvestment Plan at any time without penalty by delivering written notice to the Company, specifying a date for termination. To be effective for any Distribution, such notice must be received by the Company at least ten days prior to the specified termination date; provided, however, that termination will not be effective with respect to any Distribution with a record date prior to the specified termination date. A Participant who chooses to terminate must terminate his or her entire participation in the

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         Reinvestment Plan and will not be allowed to terminate in part.

                  (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

                  (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 6 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

                  (d)  There  are  no  fees   associated  with  a  Participant's
         termination of his or her interest in the Reinvestment Plan. A Participant in the Reinvestment Plan who terminates his or her interest in the Reinvestment Plan will be allowed to participate in the Reinvestment Plan again by notifying the Reinvestment Agent and completing any required forms.

         10. Optional Cash Payments. If and to the extent authorized by the Board, Participants may acquire additional Shares by making optional cash payments; provided, however, that optional cash payments may not exceed $10,000 for each Participant in any fiscal quarter. If cash payments are authorized, Participants should send the Reinvestment Agent a check or money order payable to the Reinvestment Agent accompanied by written instructions directing that such optional cash payment be applied to the purchase of additional Shares for the Participant under the Reinvestment Plan. Optional cash payments may only be invested to coincide with the quarterly reinvestment of dividends as provided for herein.

         11. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to The Lockhart Companies Incorporated, PO Box 7020, Charlotte Amalie, St. Thomas, U.S. Virgin Islands 00801, if to the Company, or to __________

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__________,  if to the  Reinvestment  Agent,  or such other  addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

         12. Amendment. The Board of Directors reserves the right to amend, modify, supplement or suspend the terms and conditions of the Reinvestment Plan, provided, however, that any such amendment must be approved by a majority of the Independent Directors of the Board. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         13. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE U.S. VIRGIN ISLANDS.


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